                                                                   EXHIBIT 99(A)


                            ARTICLES SUPPLEMENTARY

                      SMITH BARNEY INVESTMENT FUNDS INC.

     Smith Barney Investment Funds Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is authorized to issue ten billion shares of capital stock, par value $.001 per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

     SECOND: The Board of Directors hereby reclassifies one billion of the unissued shares of capital stock of the Corporation heretofore allocated to the Class A Common Stock, Class B Common Stock, Class L Common Stock, Class Y Common Stock and Class Z Common Stock of the Concert Peachtree Growth Fund of the Corporation as one billion shares of Class A Common Stock, Class B Common Stock, Class L Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Premier Selections Fund of the Corporation, which is hereby established, as follows: The Corporation shall be authorized to issue up to one billion shares of each of the Class A Common Stock, Class B Common Stock, Class L Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Premier Selections Fund less, at any time, the total number of shares of all such other classes of capital stock of the Smith Barney Premier Selections Fund then issued and outstanding. At no time may the Corporation cause to be issued and outstanding more than one billion shares of the capital stock of all such classes of the Smith Barney Premier Selections Fund in the aggregate unless such number be hereafter increased in accordance with the Maryland General Corporation Law.

     THIRD: The shares of Class A Common Stock, Class B Common Stock, Class L Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Premier Selections Fund of the Corporation classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article SEVENTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of its Articles of Incorporation relating to stock of the Corporation generally, and those set forth as follows:

     (1) The assets belonging to the Class A Common Stock, Class B Common Stock, Class L Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Premier Selections Fund shall be invested in the same investment portfolio of the Corporation.

     (2) The dividends and distributions of investment income and capital gains with respect to each such class of capital stock of the Smith Barney Premier Selections Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions with respect to each other class of capital stock of the Smith Barney Premier Selections Fund to reflect differing allocations of the expenses of the Fund among the holders of each such class and any resultant differences among the net asset values per share of each such class, to such extent and for such purposes as the Board of Directors may deem appropriate.
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     (3) The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation among the said classes of capital stock of the Smith Barney Premier Selections Fund and any other class of the Corporation's capital stock and the determination of their respective net asset values and rights upon liquidation or dissolution of the Corporation shall be determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 of the Investment Company Act of 1940, as amended (the "Investment Company Act") and any existing or future amendment to such rule or any rule or interpretation under the Investment Company Act that modifies, is an authorized alternative to, or supersedes such rule (the "Rule").

     (4) The proceeds of the redemption of the shares of any class of capital stock of the Smith Barney Premier Selections Fund shall be reduced by the amount of any contingent deferred sales charge, liquidation charge, or other charge (which charges may vary among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

     (5) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Rule, the Investment Company Act and applicable rules and regulations of the NASD and reflected in the registration statement relating to the Smith Barney Premier Selections Fund, shares of a particular class of capital stock of the Smith Barney Premier Selections Fund may be automatically converted into shares of another class of capital stock of the Smith Barney Premier Selections Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the registration statement relating to the Smith Barney Premier Selections Fund as aforesaid.

     (6) To the extent permitted by Maryland law and the Investment Company Act and in accordance with the Corporation's registration statement with respect to Smith Barney Premier Selections Fund, the Corporation may, hereafter, without any vote of the stockholders of the Smith Barney Premier Selections Fund (or any other stockholders' vote), transfer the assets belonging to the classes invested in the Smith Barney Premier Selections Fund to another investment company with respect to a restructuring of the Smith Barney Premier Selections Fund into a master/feeder fund relationship. To the extent permitted by Maryland law, any such transfer shall be construed as being in the ordinary course of the Corporation's business.

     FOURTH: The Board of Directors of the Corporation has classified and reclassified the shares described above pursuant to authority contained in the Corporation's charter.

     FIFTH: Following the reclassification of the unissued shares of the Corporation set forth above, the capital stock of the Corporation is classified as follows:

Fund                Total Shares
----                ------------
Concert Peachtree   1.0 billion  Class A Common  Class B         Class L Common  Class Y Common    Class Z
Growth                           Stock           Common Stock    Stock           Stock             Common Stock
Fund


Government          1.0 billion  Class A Common  Class B Common  Class L Common  Class Y Common  Class Z
Securities Fund                  Stock           Stock           Stock           Stock           Common Stock


Investment          1.0 billion  Class A Common  Class B         Class L Common  Class Y Common  Class Z
Grade Bond Fund                  Stock           Common Stock    Stock           Stock           Common Stock

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
Special             1.0 billion  Class A Common  Class B         Class L Common  Class Y Common  Class Z
Equities Fund                    Stock           Common Stock    Stock           Stock           Common Stock


Smith Barney        1.0 billion  Class A Common  Class B         Class L Common  Class Y Common  Class Z
Contrarian Fund                  Stock           Common Stock    Stock           Stock           Common Stock


Smith Barney        1.0 billion  Class A Common  Class B         Class L Common  Class Y Common  Class Z
Hansberger  Global               Stock           Common Stock    Stock           Stock           Common Stock
Value Fund


Smith Barney        1.0 billion  Class A Common  Class B         Class L Common  Class Y Common  Class Z
Hansberger  Global               Stock           Common Stock    Stock           Stock           Common Stock
Small   Cap  Value
Fund


Smith Barney        1.0 billion  Class A Common  Class B         Class L Common  Class Y Common  Class Z
Small Cap Value                  Stock           Common Stock    Stock           Stock           Common Stock
Fund


Smith Barney        1.0 billion  Class A Common  Class B         Class L Common  Class Y Common  Class Z
Small Cap                        Stock           Common Stock    Stock           Stock           Common Stock
Growth Fund


Smith Barney        1.0 billion  Class A Common  Class B         Class L Common  Class Y Common  Class Z
Premier Selections               Stock           Common Stock    Stock           Stock           Common Stock
Fund


     The undersigned Chairman of the Board of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

     IN WITNESS WHEREOF, Smith Barney Investment Funds Inc. has caused these Articles Supplementary to be signed on its behalf by its Chairman of the Board and witnessed by its Assistant Secretary as of June 24, 1999.

                             SMITH BARNEY INVESTMENT FUNDS INC.

                             By: /s/ Heath B. McLendon
                                 ------------------------------
                                 Heath B. McLendon,
                                 Chairman of the Board

WITNESS:


/s/ Robert M. Nelson
-------------------------
Robert M. Nelson
Assistant Secretary

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